SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 23, 2009
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 1.01 – Entry into a Material Definitive Agreement

On September 23, 2009, HOMI Industries Ltd. ("HOMI"), which is a wholly owned subsidiary of Hotel Outsource Management International, Inc., entered into a Memorandum of Understanding ("MOU") with Best Bar Services Ltd, which is an Israeli company engaged in the development of open-display minibars. Pursuant to the MOU, HOMI shall be entitled, but not obliged, to purchase open-display minibars from Best Bar, at a reduced purchase price. For minibars which HOMI purchases from Best Bar at those reduced rates, and then operates at hotels under outsource agreements, HOMI will pay to Best Bar 40% of the net collected revenues from such operation, after deduction of cost of goods, labor and an 8% HOMI management fee. To secure Best Bar's rights to such payment, HOMI will encumber said minibars in Best Bar's favor, up to an amount of $175 per minibar. HOMI shall also be entitled to act as distributor of Best Bar's minibars, around the world. Under certain conditions, HOMI will be entitled, but not obliged, to assume the production of the minibars and acquire Best Bar's technology relating to the minibars, in return for royalties which HOMI will pay to Best Bar in respect of each minibar so manufactured, up to a ceiling of 20,000 minibars.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

Memorandum of Understanding Between HOMI Industries Ltd. and Best Bar Services Ltd. dated September 23, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

September 24, 2009	Hotel Outsource Management International, Inc.

By: /s/ Jacob Ronnel
Name: Jacob Ronnel
Title : Chief Executive Officer